Exhibit 21

Subsidiaries of the Company

Name	State or other jurisdiction of incorporation

75 Sylvan NS Two Holding LLC	Delaware

Alameda NS Four Holding LLC	Delaware

Baseline NS Five Holding LLC	Delaware

Boulders NS First Holding LLC	Delaware

Core Business Credit LLC	Delaware

Core Business Funding LLC	Delaware

Core Business Lending LLC	Delaware

Hereford Funding, LLC	Delaware

NewStar ArcTurus CLO I Ltd.	Cayman Islands

NewStar Asset Management LLC	Delaware

NewStar Commercial Loan Trust 2006-1	Delaware

NewStar Commercial Loan Trust 2007-1	Delaware

NewStar Concentration LLC	Delaware

NewStar CP Funding, Inc.	Delaware

NewStar CP Funding, LLC	Delaware

NewStar DB Term Funding LLC	Delaware

NewStar Equipment Finance I, LLC	Delaware

NewStar Financial California, LLC	Delaware

NewStar Loan Funding, LLC	Delaware

NewStar Securities Corporation, Inc (f/k/a NewStar Repo Funding, Inc.)	Massachusetts

NewStar Short-Term Funding, LLC	Delaware

NewStar Structured Finance Opportunities, LLC	Delaware

NewStar Trust 2005-1	Delaware

NewStar Warehouse Funding 2005, LLC	Delaware

NS Sticky Fingers I LLC	Delaware

NewStar Commercial Loan Trust 2009-1	Delaware